Exhibit 10.20

Sunoco, Inc. Executive Compensation Summary Sheet

The following is a summary of the 2006 base salary, annual guideline incentive bonus opportunity under the Executive Incentive Plan, and long-term incentive awards (stock options and performance-based common stock units) under the Long-Term Performance Enhancement Plan II, of the named executive officers of Sunoco, Inc.:

Name/Title	Base Salary	Annual Guideline Incentive Bonus Opportunity Under the Executive Incentive Plan (% of Base Salary)	Stock Options[1]	Performance- Based Common Stock Units[1]
John G. Drosdick Chairman, President and Chief Executive Officer	$1,140,000	120%	114,000	32,000
Joel H. Maness Executive Vice President, Refining and Supply	$550,000	75%	31,200	8,600
Thomas W. Hofmann Senior Vice President and Chief Financial Officer	$500,000	70%	25,000	6,860
Robert W. Owens Senior Vice President, Marketing	$465,750	70%	23,500	6,460
Bruce G. Fischer Senior Vice President, Sunoco Chemicals	$414,000	65%	21,000	5,630
Charles K. Valutas Senior Vice President and Chief Administrative Officer	$414,000	65%	21,000	5,630

NOTE TO TABLE:

[1]	The stock options and performance-based common stock units awarded for 2006 were granted in December 2005 under the Long-Term Performance Enhancement Plan II.